Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of Rezolve AI Limited of our report dated June 13, 2023, relating to the carve-out consolidated financial statements of Rezolve AI Limited for the years ended December 31, 2022 and 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, New York January 18, 2024